Exhibit 23.2

465 California Suite, Suite 700 | Telephone: (415) 434-3744 San Francisco, California 94104 | Facsimile: (415) 788-2260
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Employee Stock Purchase Plan, as amended, of Aradigm Corporation of our report dated March 25, 2009 relating to the financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.
(San Francisco, California)
August 4, 2009